EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated July 22, 2008, with respect to the statement of condition including the related portfolio schedule of Long-Term Investment Grade Trust, Series 35 (included in Van Kampen Unit Trusts, Taxable Income Series 141) as of July 22, 2008, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-152108) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
July 22, 2008